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                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

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
[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        HEALTHDYNE TECHNOLOGIES, INC.
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                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HEALTHDYNE TECHNOLOGIES                         M. Wayne Boylston
ANNOUNCES FAVORABLE COURT                       July 28, 1997
DECISION                                        (770) 499-1212




FOR IMMEDIATE RELEASE

     Marietta, Georgia, July 28, 1997 - Healthdyne Technologies, Inc. (NASDAQ:HDTC) announced today that the Federal District Court in Atlanta upheld Healthdyne Technologies' position to present Invacare's by-law amendment relating to is Shareholder Rights Plan on a contingent basis at the upcoming Annual Meeting.
     As was proposed by Healthdyne Technologies, the Court ordered that the votes on Invacare's invalid by-law not be counted at the Annual Meeting, but that the proxy cards and ballots be retained by the independent inspectors of election so that the votes could be tabulated in the event the Court's prior order invalidating the by-law is reversed on appeal.
     "We are very pleased with the Court's ruling vindicating our position that Invacare's invalid by-law proposal be presented on a contingent basis at the Annual Meeting," said Parker H. Petit, Chairman of the Board of Healthdyne Technologies.
     Healthdyne Technologies designs, manufactures and markets technologically advanced medical devices for use in the home, as well as other specialized clinical settings. The Company's products include diagnostic and therapeutic devices for the evaluation and treatment of sleep disorders, non-invasive ventilators, oxygen concentrators and medication nebulizers for the treatment of respiratory disorders, monitors for infants at risk for SIDS, and products for asthma management.